UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2024

SAFE & GREEN HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38037	95-4463937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

990 Biscayne Blvd.

#501, Office 12

Miami, FL 33132

(Address of Principal Executive Offices, Zip Code)

(Former name or former address, if changed since last report.)

Registrant’s telephone number, including area code: 646-240-4235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01	SGBX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 20, 2024, SG Echo (the “Closing Date”), LLC (“SG Echo”), a wholly owned subsidiary of Safe & Green Holdings Corp. (the “Company”), entered into a Loan and Security Agreement (the “Loan Agreement”) with Enhanced Capital Oklahoma Rural Fund, LLC (the “Lender”) pursuant to which SG Echo borrowed $4,000,000 (the “Principal”) from Lender, and whereby SG Echo executed and delivered a Secured Promissory Note (the “Note”) to Lender to evidence SG Echo’s obligations under the Loan Agreement. The Note shall bear interest at a rate equal to the greater of (i) the Secured Overnight Financing Rate (“SOFR”) plus six and sixty-five tenths percent (6.65%) and (ii) ten percent (10.0%) per annum (the “Interest Rate”). SG Echo shall pay to Lender a closing fee of $80,000, which shall be due and payable on October 1, 2025, unless such date shall be extended by Lender. SG Echo SG Echo’s obligations under the Loan Agreement and the Note have been guaranteed by the Company.

Pursuant to the terms of the Note, SG Echo shall make monthly payments of accrued interest on the first business day of each calendar month until December 31, 2025. Commencing January 2026, SG Echo shall make monthly payments of accrued interest and additionally shall make a monthly principal payment on the Note in an amount equal to $22,222.22. The maturity date of the Note shall be the sixty-month anniversary of the Closing Date (the “Maturity Date”). All outstanding principal and accrued interest shall be due and payable on the Maturity Date.

Pursuant to the terms of the Loan Agreement, on the Closing Date, $360,000 (the “Interest Reserve”) will be deposited in a segregated deposit account in SG Echo’s name, which account shall be subject to a Control Agreement in favor of the Lender (the “Interest Reserve Account”). Beginning February 1, 2025, Lender may withdraw the monthly interest payments due under the Note from the Interest Reserve Account until the Interest Reserve has been fully withdrawn. SG Echo shall have no obligation to replenish amounts withdrawn from the Interest Reserve Account.

Pursuant to the terms of the Loan Agreement, SG Echo shall grant Lender a first priority mortgage on the real property located at 101 Waldron Rd., Durant, Oklahoma. Additionally, SG Echo shall grant Lender a continuing security interest in, a general lien upon, collateral assignment of, and a right of set-off against all of SG Echo’s right, title, and interest in and to all assets of SG Echo.

In the event of default (as defined in the Loan Agreement), Lender, among other remedies, can demand all amounts and/or liabilities owing from time to time by SG Echo to Lender pursuant to the Loan Agreement and the Note (with accrued interest thereon) and all other amounts owing under the Loan Agreement due and payable.

The foregoing descriptions of the Loan Agreement and the Note are qualified in their entirety by reference to the full text of the Loan Agreement and the Note, copies of which are attached hereto as Exhibit 10.1 and are incorporated herein in their entirety by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
10.1	Loan and Security Agreement, dated September 20, 2024, by and between SG Echo, LLC and Enhanced Capital Oklahoma Rural Fund, LLC
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFE & GREEN HOLDINGS CORP.

Dated: September 24, 2024	By:	/s/ Patricia Kaelin
		Name:	Patricia Kaelin
		Title:	Chief Financial Officer

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